UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2017

Date of Report (Date of earliest event reported)

LUMINAR MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54958	45-2283057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Adelaide St. East Toronto, Ontario Canada	M5A 1N1
(Address of principal executive offices)	(Zip Code)

(347) 943-4835

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2017, the Company entered into an employment agreement (the “Agreement”) with its Chief Executive Officer and controlling shareholder, Chris Cook. The Agreement calls for a salary of $12,000 per year and the issuance of 8,000,000 (eight million) shares of the Company’s common stock. The Agreement has a term of one year, which automatically renews unless terminated as per the terms of the Agreement.

Item 3.02, Unregistered Sales of Equity Securities

Pursuant to the Agreement entered into between the Company and Chris Cook as set forth in Item 1.01 above, the Company is issuing 8,000,000 (eight million) shares of the Company’s common stock to Chris Cook. These shares will not be registered and will carry a restrictive legend.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Item

Description

10.1

Employment Agreement with Chris Cook

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/Chris Cook _______________________________________ Chris Cook, CEO

Date: March 6, 2017